SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  October 8, 1998


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                           1MAGE SOFTWARE, INC.
          (Exact name of registrant as specified in its charter)

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      Colorado                 0-12535                 84-0866294
(State or other        (Commission File Number)     (I.R.S. Employer
  jurisdiction of                                   Identification No.)
   incorporation)

                         6486 South Quebec Street
                         Englewood, Colorado 80111
                 (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 694-9180

ITEM 5 - OTHER EVENTS

     See the Registrant's press releases, labeled Attachments A and B, attached hereto and incorporated by reference to this report.




                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 19, 1998.

                                   1MAGE SOFTWARE, INC.


                                   By:/s/David R. DeYoung
                                        David R. DeYoung
                                        President

                               ATTACHMENT A


NEWS RELEASE

                                             Contact:  1MAGE Software, Inc
                                                       303-773-1424
                                                       marketing@1mage.com

FOR IMMEDIATE RELEASE

                         1MAGE Delisted by Nasdaq

ENGLEWOOD, Colorado (October 8, 1998) - 1MAGE Software, Inc. (OTCbb-ISOL) announced today that its common stock has been delisted from the Nasdaq Small Cap Market, effective immediately. The determination to delist the Company's securities was made by a Nasdaq Listing Qualifications Panel (the "Panel") yesterday. The Company had requested an exception from the recently increased requirements for continued listing; in particular the net tangible assets/market capitalization/net income requirements as set forth in NASD Marketplace Rule 4310(c)(2).

The Company has entered into a definitive merger agreement with SupraLife International, Inc., a manufacturer and marketer of preventive health products, whereby the Company intended to reestablish compliance with the net income alternative standard for continued inclusion. In its decision, the Panel acknowledged that the merger may allow the Company to regain compliance with the requirements for continued listing, but the Panel was not convinced that the merger transaction would permit the Company to satisfy the requirements for initial inclusion, which it believed would be
applicable under the circumstances.   The Panel invited the Company to re-
apply for listing on Nasdaq upon completion of the merger, if the combined company satisfies the initial listing requirements.


1MAGE(R) is the leading provider of electronic document imaging systems to end users of Ardent Software, Inc. 1MAGE(R) is marketed through a direct sales force and through an international network of Value Added Resellers
(VARs). For additional information contact 1MAGE at 303.773.1424 or visit its website at www.1mage.com.


                               ATTACHMENT B


NEWS RELEASE

                                             Contact:  1MAGE Software, Inc
                                                       303.773.1424
                                                       marketing@1mage.com

FOR IMMEDIATE RELEASE

           1MAGE, SupraLife Agree to Terminate Merger Agreement

ENGLEWOOD, Colorado (October 13, 1998) - 1MAGE Software, Inc. (OTCBB-ISOL) announced today that the Company and SupraLife International have agreed to terminate the merger agreement signed by both parties in July 1998. In light of the recent delisting of 1MAGE's common stock from the Nasdaq Small Cap Market and the generally negative reaction of 1MAGE's shareholders to the proposed merger, particularly after the delisting, the parties agreed that it was in their mutual interests to terminate the agreement.

Image announced that it was canceling the special meeting of shareholders scheduled for October 30 but that 1MAGE shareholders were encouraged to contact the Company's officers with any questions they have concerning the abandoned transaction or the Nasdaq delisting.

David DeYoung, 1MAGE 's president, stated "Much of the impetus for this transaction came from our desire to preserve shareholder value by keeping our 17 year Nasdaq listing and SupraLife's desire to become part of a Nasdaq traded company." He added, " The 1MAGE Board of Directors concluded that, after the Nasdaq delisting, the risks posed by giving up effective control of the Company to SupraLife, coupled with the substantial dilutive effect of the transaction on our existing shareholders, outweighed the potential gains from the merger." Mr. DeYoung said that the Company's core software business remained strong notwithstanding the attention paid to the SupraLife transaction over the past several months.

     Statements expressing the beliefs and expectations of 1MAGE management regarding future performance are forward-looking and involve risks and uncertainties, including but not limited to: market demand for products, the overall market demand for imaging software, maintenance of adequate cash flow to sustain operations, quarterly fluctuations in financial results, and other risk factors identified from time to time in 1MAGE's reports filed with the Securities and Exchange Commission, copies of which may be obtained at www.sec.gov or by written request submitted to 1MAGE.

1MAGE(R) is the leading provider of electronic document imaging systems to end users of Ardent Software, Inc. 1MAGE(R) is marketed through a direct sales force and through an international network of Value Added Resellers
(VARs). For additional information contact 1MAGE at 303.773.1424 or visit its website at www.1mage.com.